EXHIBIT 4.7


                        PATHNET TELECOMMUNICATIONS, INC.

                                    GUARANTEE

         1.       GUARANTEE OF PAYMENT AND PERFORMANCE OF OBLIGATIONS.
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(a)      For value received, Pathnet Telecommunications,   Inc.  (the  "Parent")
                           unconditionally guarantees to the holder of any Outstanding Note or Notes (a "Holder") the full and punctual payment and performance of the Obligations (as defined in subsection (b) below). This Guarantee
                           is  an   absolute,   unconditional   and   continuing
                           guarantee  of  the  full  and  punctual  payment  and
                           performance   by  the   Company   of   each   of  the
                           Obligations, and not of collectability only, and is no way conditioned upon any requirement that any Holder first attempt to seek payment or performance from the Company or any other guarantor or surety or resort to any security or other means of obtaining payment of all or any of the Obligations or upon any other contingency. Upon any default by the Company in the full and punctual payment or performance of any of the Obligations, if such default remains uncured after the giving of any required notice and after any
                           applicable   period  of  cure,  the  liabilities  and
                           obligations of the Parent hereunder shall at the option of any Holder become forthwith effective, matured, due and payable without further demand or notice of any nature, all such demands and notices being expressly waived by the Parent.

(b)      As used herein, the term "Obligations" means all obligations,covenants, liabilities, undertakings and agreements of any kind of the Company to all or any of the Holders contained in the Indenture, to be performed after the date hereof, howsoever, incurred, arising or evidenced, whether now or hereafter existing, due or to become due or of payment or performance and including, without limitation: (i) the prompt payment in full, in United States currency, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and interest on the Notes (including interest on any overdue principal, and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Indenture and under the Notes (including costs, expenses and taxes); and (ii) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Indenture, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively referred to as the "Obligations").

2.       GUARANTEE CONTINUING AND LIABILITY UNAFFECTED.

(a)      Subject  to  Section  2  (c), this is a continuing guarantee and  shall be binding upon the Parent regardless of how long before or after the date hereof any part of the Obligations was or is incurred by the Company.
                           Subject to Section 2 (c), this Guarantee may be enforced by any or all of the Holders from time to time and as often as occasion for such enforcement may arise.

(b)      If after  receipt of any  payment  from the Parent made  hereunder  the
                           Holders, or any of them, are compelled to surrender or voluntarily surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Holders, or (ii) any settlement or compromise by the Holders of any claim as to any of the foregoing with any person (including the Company), then the
                           Obligations or part thereof affected shall be reinstated and continue and this Guarantee shall be reinstated and continue in full force as to such Obligations or part thereof as if such payment or proceeds had not been received. The provisions of this Section 2(b) shall survive the termination of this Guarantee and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

(c)       The Parent shall be subrogated to all rights of the Holders in respect of any amounts paid by the Parent pursuant to the provisions of this Guarantee; provided, however, that Parent shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with respect to any Obligation only after the payment of all amounts owed by the Company to the Holders with respect to all of the Obligations have been paid in full.

(d)       This Guarantee  shall  terminate and be of no further force and effect as to any Note upon full payment of the Redemption Price with respect to such Note, PROVIDED, however, that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time the Company must restore payment of any sums paid under such Note or under this Guarantee for any reason whatsoever.

3.       UNCONDITIONAL  NATURE OF  PARENT'S  OBLIGATIONS  AND  LIABILITIES.

         The obligations and liabilities of the Parent hereunder shall be absolute and unconditional, and shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim the Parent may have against the Company or any other person or entity. Such obligations and liabilities shall remain in full force and effect for the period set forth in Section 2 above without regard to any event, circumstance or condition (whether or not the Parent shall have knowledge or notice thereof) which but for the provisions of this Section might constitute a legal or equitable defense or discharge of a guarantor or surety or which might in any way limit recourse against the Parent, including:

                  (a) any amendment or modification or supplement to the terms of the Indenture, this Guarantee or any of the Notes, including the renewal or extension of the time for payment of the Notes or the granting of time in respect of the payment thereof;

                  (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Indenture or the Notes, or any exercise or non-exercise of any right, remedy or power in respect thereof;

                  (c) the invalidity or unenforceability, in whole or in part of the Indenture or this Guarantee resulting from the Company's or the Parent's lack of authority to enter into the Indenture and/or to incur any or all of the Obligations, by any person acting for the Company or the Parent without or in excess of authority;

                  (d) any actual, purported or attempted sale, assignment or other transfer by any or all of the Holders or by the Company or the Parent of the Indenture or the Notes or of any of their rights, interests or obligations thereunder;

                  (e) the addition of any party as a guarantor or surety of all or any part of the Obligations or any limitation of the liability of any additional guarantor or surety of all or any part of the Obligations under any other agreement;

                  (f) any merger or consolidation of the Company or of the Parent into or with any other entity, or any sale, lease, transfer or other disposition of any or all of any Company's or the Parent's assets or any sale, transfer or other disposition of any or all of the economic interests in the Company or the Parent to any other person or entity;

                  (g) the recovery of any judgment against the Company or any action to enforce the same; or

                  (h) any change in the financial condition of the Company or the Company's entry into an assignment for the benefit of creditors, an arrangement or any other agreement or procedure for the restructuring of its liabilities, or the Company's insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action by or occurrence with respect to the Company.

         4.       PARENT'S WAIVER.  The Parent unconditionally waives, to the
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fullest extent permitted by law:

(a) fullest extent permitted by law: notice of any of the matters referred to in Section 3 hereof;

(b) diligence, presentment, demand of payment and filing of claims with a court in the event of bankruptcy or insolvency of the Company;

(c) any right to the enforcement, assertion or exercise by any or all of the Holders of any of their rights, powers or remedies under, against or with respect to the Company (i) any other guarantor or surety, or
         (ii) any security for all or any part of the Obligations;

(d) any requirement that the Parent be joined as a party in any action or proceeding against the Company to enforce any of the provisions of the Indenture;

(e)      acceptance of this Guarantee by any Holder;

and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.

         5.       REPRESENTATIONS AND WARRANTIES.  The Parent represents and
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warrants that:

(a) the Parent is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the full power, authority and legal right to enter into and perform its obligations under this Guarantee;

(b) this Guarantee has been duly authorized, executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally;

(c) the execution, delivery and performance by the Parent of this Guarantee do not and will not contravene any applicable law, rule, regulation, judgment or order and do not and will not contravene the provisions of, constitute a breach of or default under, or result in the creation of any security interest, lien or encumbrance on any of the property of the Parent pursuant to, the Parent's articles of incorporation or by-laws or any indenture, mortgage, license or other contract, agreement or instrument to which the Parent is a party or by which it is bound.

         6.       ATTORNEY'S  COSTS.  The Parent agrees to pay all  reasonable
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attorney's fees and  disbursements and all other reasonable and actual costs and expenses which may be incurred by the Holders in the enforcement of this Guarantee.

         7.       SUCCESSORS  AND  ASSIGNS.  This  Guarantee  shall be binding
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upon the Parent and its respective  successors  and assigns,  and shall inure to the benefit of and be enforceable by the Holders and their respective successors and assigns.

         8.       GOVERNING  LAW. This  Guarantee  shall be governed by and
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construed in accordance  with the laws of the State of New York.

         9. SEVERABILITY. Wherever possible, each provision of this Guarantee shall be construed in such manner as to be valid and enforceable against the Parent under applicable law, but if any provision hereof shall be deemed invalid or unenforceable to any extent against the Parent in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of such provision or any of the other provisions hereof, and any such invalidity or unenforceability against the Parent in one jurisdiction shall not render such provision ineffective in any other jurisdiction.

         10.      NOTICES.
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                  Any  notice,   request  or  other  communication  required  or
permitted to be given hereunder to the Holders shall be given by the Parent in the same manner as set forth in Section 106 of the Indenture.

         11.      TRANSFERABILITY.  This  Guarantee is solely for the benefit of
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 the Holders and is not  separately transferable from the Notes.

         12.      HEADINGS.  Section  headings  appearing in this  Guarantee are
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for  convenience  of  reference  only and shall not  define,  limit,  amplify or otherwise modify any provision hereof. Capitalized terms used herein have the meanings given to them in the Indenture.

         This Guarantee shall not be valid or obligatory to any purpose until the certificate of authentication on the Note on which this Guarantee has been endorsed shall have been executed by the Trustee under the Indenture by the signature of one of its authorized officers.

         IN WITNESS WHEREOF, the Parent has caused this Guarantee to be executed on its behalf by an officer or other person thereunto duly authorized as of March 30, 2000.

                              PATHNET TELECOMMUNICATIONS, INC.


                            By:  /s/ W.R. Smedberg V
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                                 William R. Smedberg, V
                                 Executive Vice President, Corporate Development